                                      AMENDMENT
                                          TO
                                OFFICE BUILDING LEASE


    THIS AMENDMENT TO OFFICE BUILDING LEASE, made and entered into this 27 day of September, 1996, is an amendment to a certain Office Building Lease dated July 14, 1993, by and between John Joe and Marlene M. Ricketts, husband and wife, hereinafter called "Landlord", and TransTerra Co., a Nebraska corporation, hereinafter called "Tenant".

                                 W I T N E S S E T H:

    WHEREAS, Landlord and Tenant entered into a certain written Office Building Lease (hereinafter "Lease") wherein Landlord leased unto Tenant and Tenant leased from Landlord a certain office building and land located at 4211 South 102nd Street, Omaha, Nebraska (hereinafter referred to, as the context may require, as the "Premises"; the "Building"; and the "Land") as depicted on the survey attached to the Lease as Exhibit "A"; and

    WHEREAS, Tenant is in need of additional office space and Landlord is willing to provide such space by constructing as an addition to the Building on the Land a two-story office building approximately 35,000 square feet in size; and

    WHEREAS, the parties hereto wish to amend the Lease in the following hereinafter identified particulars in order that such Lease will incorporate therein the new two-story office building addition to be constructed by Landlord.

    NOW, THEREFORE, in consideration of the foregoing preambles which are incorporated herein and made a part hereof by this reference, and in further consideration of the mutual covenants of the parties hereto, it is hereby agreed that said Lease is changed and amended as hereinafter provided:

    1. TERM. Paragraph 2 of the Lease is hereby amended to provide for a term of twenty (20) years commencing on the date Tenant occupies the new addition (currently estimated as April 1, 1997), plus that additional period which shall be necessary to enable the term of the lease to end on the last day of a calendar year.

    2.   BASE RENT.

    a) Paragraph No. 3 of the Lease is hereby amended to provide that Tenant agrees to pay to Landlord, without demand, deduction, or setoff, at Omaha, Nebraska, or at such other place as Landlord from time to time may designate in writing, a fixed minimum annual base rent in the amount of One Million Two Hundred Eighty-eight

Thousand Dollars ($1,288,000.00), which sum shall be payable by Tenant in equal consecutive monthly installments of One Hundred Seven Thousand Three Hundred Thirty-three and 33/100 Dollars ($107,333.33) each, in advance, on the first day of each month during the term of this Lease. Rent for any period of less than a calendar month shall be pro rated on a daily basis and shall be paid within ten (10) days after the end of the period for which it is due.

    b) Anything in the foregoing Paragraph No. 2a) to the contrary notwithstanding, Landlord and Tenant herewith agree and stipulate that the above-described rental rate of One Million Two Hundred Eighty-eight Thousand Dollars ($1,288,000.00) per year (One Hundred Seven Thousand Three Hundred Thirty-three and 33/100 Dollars ($107,333.33) per month), is predicated upon a total construction cost for the new addition in the sum of not less than Four Million Two Hundred Thousand Dollars ($4,200,000.00). Landlord and Tenant further agree that said rental rate will be subject to negotiation and adjustment based on the actual costs of the project.

    3. RENTAL ADJUSTMENT. Paragraph No. 33 of the Lease is hereby amended to provide that notwithstanding the foregoing provisions of Paragraph 2, supra, if for any calendar year during the term of this Lease, should real estate taxes, insurance, utilities, maintenance and repairs, and all other ordinary and necessary expenses (excluding provisions for depreciation and/or amortization and expenditures of a capital nature) which are the obligations of the Landlord hereunder, hereinafter referred to as operating expenses (such term specifically excluding therefrom any payments of principal or interest on any purchase money mortgage on the Premises), exceed Five Hundred Forty Thousand Dollars ($540,000.00), then the rent for such calendar year shall automatically be increased by such excess. Any additional rent required of Tenant pursuant to the provision of this paragraph shall be payable within ten (10) days of demand by Landlord, which demand shall be accompanied by an accounting setting forth the computation of how such additional rent was determined.

    4. ENTIRE AGREEMENT. Paragraph 49 of the Lease is herewith amended to provide that Tenant and Landlord hereby agree that all of the terms and provisions of the Lease, except as herein specifically changed and/or amended by this document, and the exhibits to the Lease therein identified, shall be and remain in full force and effect, and represent the entire agreement between the parties hereto with respect to the Premises and that there are no other agreements, promises, or representations, written or verbal, between the parties hereto pertaining to the Premises or the subject matter hereof. This Amendment to the Lease and the Lease itself may not be further amended or supplemented orally, but only by an agreement in writing which has been signed by the party against whom enforcement of any such amendment or supplement is sought.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this AMENDMENT TO OFFICE BUILDING LEASE on the day and year first above written.

                                  /s/ John Joe Ricketts
                                  -------------------------------
                                  John Joe Ricketts

                                  /s/ Marlene M. Ricketts
                                  --------------------------------
                                  Marlene M. Ricketts
                                  LANDLORD


                                  TRANSTERRA CO., a Nebraska
                                  corporation

                                  By:  /s/ John Joe Ricketts
                                      ----------------------------
                                            John Joe Ricketts
                                  Title:    President
                                  TENANT


STATE OF NEBRASKA  )
                   ) ss.
COUNTY OF DOUGLAS  )

    The foregoing instrument was acknowledged before me this 27 day of September, 1996, by John Joe Ricketts and Marlene M. Ricketts, husband and wife.
                                  /s/ Robert H. Fowler
     [SEAL]                       --------------------------------
                                  Notary Public


STATE OF NEBRASKA  )
                   ) ss.
COUNTY OF DOUGLAS  )

    The foregoing instrument was acknowledged before me this 27 day of September, 1996, by John Joe Ricketts, President of TransTerra Co., a Nebraska corporation, on behalf of the corporation.

                                  /s/ Robert H. Fowler
     [SEAL]                       --------------------------------
                                  Notary Public

                                       3